UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GENERAL EMPLOYMENT ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

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GENERAL EMPLOYMENT ENTERPRISES, INC.

184 Shuman Blvd., Suite 420,

Naperville, Illinois 60563

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 30, 2014

To the Stockholders of General Employment Enterprises, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of General Employment Enterprises, Inc. will be held on September 30, 2014, at 10:00 a.m., Eastern Daylight Time (EDT), at Double Tree Suites by Hilton Tampa Bay, 3050 N. Rocky Point Dr. West, Tampa, FL 33607 for the following purposes as more fully described in the proxy statement:

•	To elect five (5) members to our Board of Directors;

•	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for 2014; and

•	To consider such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record as of the close of business on September 15, 2014, the record date, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

Please note that, if you plan to attend the annual meeting in person, you will need to register in advance and receive an admission card to be admitted. Please follow the instructions on page      of the proxy statement.

Your vote is important. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented. We ask that you vote your shares as soon as possible.

BY ORDER OF THE BOARD,

Dennis W. Baker

Chairman of the Board

Naperville, Illinois

September 17, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be held on September 30, 2014

This Proxy Statement and our Annual Report on Form 10-K for the Year Ended September 30, 2013, and the Quarterly Report on Form 10-Q for the Three Months Ended June 30, 2014.

are available at http://www.cstproxy.com/generalemployment/2014.

GENERAL EMPLOYMENT ENTERPRISES, INC.

184 Shuman Blvd., Suite 420

Naperville, Illinois 60563

PROXY STATEMENT

This proxy statement sets forth information relating to the solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the “Company”) in connection with the Company’s 2014 annual meeting of stockholders or any adjournment or postponement of the annual meeting. The annual meeting will take place on September 30, 2014 at Double Tree Suites by Hilton Tampa Bay, 3050 N. Rocky Point Dr. West, Tampa, FL 33607 at 10:00 a.m., Eastern Daylight Time.

This proxy statement and form of proxy were first sent on or about September 17, 2014, to our stockholders of record as of the close of business on September 15, 2014, the record date.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of the annual meeting?

Our 2014 annual meeting will be held for the following purposes:

•	To elect five (5) members of our Board of Directors (Proposal 1);

•	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for 2014 (Proposal 2); and

•	To consider such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

In addition, senior management of the Company will be available to respond to your questions.

Who can vote at the annual meeting?

You can vote at the annual meeting if, as of the close of business on September 15, 2014, the record date, you were a holder of record of the Company’s common stock. As of the record date, there were issued and outstanding 25,899,675 shares of common stock, each of which is entitled to one vote on each matter to come before the annual meeting.

How many shares must be present to conduct business at the annual meeting?

A quorum is necessary to hold a valid meeting of stockholders. For each of the proposals to be presented at the annual meeting, the holders of shares of our common stock outstanding on September 15, 2014, the record date, representing 12,949,838 votes must be present at the annual meeting, in person or by proxy. If you vote — including by Internet, telephone or proxy card — your shares voted will be counted towards the quorum for the annual meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

How do I vote?

Registered Stockholders. If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent, Continental Stock Transfer & Trust Co., referred to herein as “Continental”), you may vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the annual meeting may vote in person by obtaining a ballot from the inspector of elections.

Beneficial Owners. If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the vote instruction form or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote in person at the annual meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares.

Will my shares be voted if I do not provide voting instructions?

If you are a stockholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted FOR the election of the five nominees for director named in “Proposal 1 — Election of Directors,” and FOR “Proposal 2 — Ratification of the Appointment of Friedman LLP as Our Independent Registered Public Accounting Firm for 2014.”

Under the rules of NYSE MKT, LLC (“NYSE MKT”), brokerage firms have the authority to vote shares held for a beneficial owner on “routine” matters. Accordingly, if your shares are held of record by a brokerage firm and you do not provide the firm specific voting instructions, that firm will have the authority to vote your shares only with respect to the “Proposal 2 — Ratification of the Appointment of Friedman LLP as Our Independent Registered Public Accounting Firm for 2014,” but your shares will not be voted and will be considered broker non-votes with respect to all other proposals described in this proxy statement. We urge you to provide voting instructions so that your shares will be voted.

Can I change my vote after I have voted?

Yes, you may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may change your vote by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), signing and returning a new proxy card with a later date, or attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke any prior proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.

What is the deadline to vote?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you are the beneficial owner of shares, please follow the voting instructions provided by your broker, trustee or other nominee.

What vote is required to elect directors or take other action at the annual meeting?

•	Proposal 1: Election of Five (5) Directors. The election of the five director nominees named in this proxy statement requires the affirmative vote of shares of common stock representing a plurality of the votes cast on the proposal at the annual meeting. This means that the five nominees will be elected if they receive more affirmative votes than any other person. You may not accumulate your votes for the election of directors. Brokers may not use discretionary authority to vote shares on the election of directors if they have not received specific instructions from their clients. For your vote to be counted in the election of directors, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the annual meeting in accordance with their specific instructions.

•	Proposal 2: Ratification of the Appointment of Friedman LLP as Our Independent Registered Public Accounting Firm for 2014. Ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the year ending September 30, 2014 requires the affirmative vote of shares of common stock representing a majority of votes cast on the proposal at the annual meeting.

In general, other business properly brought before the annual meeting requires the affirmative vote of shares of common stock representing a majority of votes cast on such matter at the annual meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each director nominee named in this proxy statement, and “FOR” ratification of Friedman LLP as our independent registered public accounting firm.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Where can I find the results of the voting?

We intend to announce preliminary voting results at the annual meeting and will publish final results through a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the annual meeting. The Current Report on Form 8-K will be available on the Internet at our website, www.generalemployment.com.

Do I need a ticket to attend the annual meeting?

Yes, you will need an admission card to enter the annual meeting. You may request tickets by providing the name under which you hold shares of record or, if your shares are held in the name of a bank, broker or other holder of record, the evidence of your beneficial ownership of the shares, the number of tickets you are requesting and your contact information. You can submit your request in the following ways:

•	by sending an e-mail to frank.elenio@genp.com; or

•	by calling us at (813) 803-8276.

Stockholders also must present a form of personal photo identification in order to be admitted to the annual meeting.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally, in writing, by telephone, by email or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

What is “householding” and how does it affect me?

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one copy of our proxy statement and included periodic reports to stockholders is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement and annual report may request a copy by contacting the bank, broker or other holder of record, or by sending a written request to: General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, Illinois 60563, Attn.: Chief Financial Officer or by contacting our CFO by telephone at (630) 954-0400. The voting instruction form sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. A stockholder who would like to make one of these requests should contact us as indicated above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director/Nominees

Our Board currently consists of four members, as set forth in the table below. Our Board consists of an experienced group of business leaders, with experience in corporate governance, corporate finance, capital markets, insurance, employee benefits and real estate. Our directors have a strong owner orientation — approximately 64% of the voting power of our capital stock is held by our directors or entities or persons related to our directors (as of August 31, 2014).

Name	Age	Position
Dennis W. Baker	67	Chairman of the Board
Michael K. Schroering	56	Director
Jack Zwick	78	Director
Thomas C. Williams	54	Director

We have set forth below information regarding each of our director/nominees, including the experience, qualifications, attributes or skills that led the Board to conclude that such person should serve as a director. Our Nominating Committee and our Board believe that the experience, qualifications, attributes and skills of our directors provide us with the ability to address our evolving needs and represent the best interests of our stockholders.

Dennis W. Baker — Chairman of the Board of Directors

Mr. Baker has served as a Director of the Company since 2000 and became Chairman of the Board in November of 2013. From April 1975 to April 2006, Mr. Baker held various positions with CF Industries Holdings, Inc., a fertilizer manufacturing and distribution company, and most recently served as Treasurer from March 1988 to April 2007, when he retired. During this time, he also held the following titles at CF Industries Holdings, Inc.: Assistant Treasurer, Director of Financial Planning and Budgeting, Manager of Financial Planning, Manager of Budgets and Capital Expenditure Control, Capital Expenditure Control Analyst and Financial Analyst. On May 1, 2011 Mr. Baker was elected to the Board of Directors of CIS World, Inc. Mr. Baker is a member of the Audit, Compensation and Nominating Committees. The Company believes that Mr. Baker is qualified to sit on the Board of Directors because of his extensive management experience.

Michael K, Schroering — Director

Mr. Schroering joined the Company as a director in November 2012 and become the Chairman of the Board and Chief Executive Officer in December 2012. Mr. Schroering resigned as the Chairman of the Board of Directors and Chief Executive Officer on November 3, 2013, but remains a director. Prior to joining the Company, he served as President of The Schroering Company which he founded in 1993. The Schroering Company is a Louisville-based commercial real estate firm specializing in consulting services, site procurement, owner and tenant representation for the sale/leasing of office and industrial space. Other companies under his leadership have been active in real estate development through GlobalPort United, LLC which owns interest in several million square feet of big box warehouse space. Mr. Schroering received a B.A. in Business Administration in Finance and Management from Loyola University (1979) and went to the University of Louisville School of law (1979 — 1981).

Jack Zwick — Director

Mr. Zwick joined the Company in May 2014 as a Director and Chairman of the Audit Committee. Mr. Zwick is a certified public accountant and a founding member of Zwick & Banyai, PLLC, certified public accountants. Mr. Zwick began his career in public accounting in 1958 in Detroit where he worked with local firms in New York and Detroit until 1969 at which point he joined the international accounting firm of

Laventhol & Horwath. Mr. Zwick is a former managing partner of Laventhol & Horwath’s metropolitan Detroit office. Mr. Zwick holds a Bachelor of Arts degree in Accountancy and a Master of Science in Taxation (a specialty within the MBA program) from Wayne State University. He has also taken many applied mathematics and economic courses in graduate school. He is a member of the American Institute of Certified Public Accountants; the Michigan Association of Certified Public Accountants; and past Chair of the City of Southfield Zoning Board of Appeal. Mr. Zwick has served on several public company boards including Health-Chem Corporation, (a public company), and First China Pharmaceutical Group, Inc. (FCPG), Solar Energy Initiatives Corporation (SNRY) and Xcel Mobility (XCLL), where he was Chairman of the Audit Committee. Currently, he is the CFO and a member of the Board of Car Charging Group, Inc. (CCGI). He is the past Vice President of the Florida Panthers of the National Hockey League. His firm is a member of the PCAOB and Zwick & Banyai, PLLC are auditors for several public companies.

Thomas C. Williams — Director

Mr. Williams has served as a director of the Company since July 2009. Since 2005, Mr. Williams has served as acting Vice Chairman of Capital Management of Bermuda (previously Travelers of Bermuda), a company providing pension benefits for expatriates who have worked outside the U.S. and accrued benefits towards their retirement which are not covered by their domestic pension plans. Additionally, Mr. Williams has served as the Chief Executive Officer of Innova Insurance Ltd., a Bermuda based insurer, which provides extension risk to the Capital Markets on life insurance related assets from 2005 to 2009 when it was acquired. Mr. Williams is Chairman of the Nominating Committee and is a member of the Audit and Compensation Committees. The Company believes that Mr. Williams is qualified to sit on the Board of Directors because of his significant management experience.

Andrew J. Norstrud — Chief Executive Officer

Mr. Norstrud joined General Employment Enterprises in March 2013 as CFO and was appointed CEO on March 7, 2014. Prior to joining the Company, Mr. Norstrud was a consultant with Norco Accounting and Consulting from October 2011 until March 2013. From October 2005 to October 2011, Mr. Norstrud served as the Chief Financial Officer for Jagged Peak. Prior to his role at Jagged Peak, Mr. Norstrud was the Chief Financial Officer of Segmentz, Inc., and played an instrumental role in the company achieving its strategic goals by pursuing and attaining growth initiatives, building a financial team, completing and integrating strategic acquisitions and implementing the structure required of public companies. Previously, Mr. Norstrud worked for Grant Thornton LLP and PricewaterhouseCoopers LLP and has extensive experience with young, rapid growth public companies. Mr. Norstrud earned a BA in Business and Accounting from Western State College and a Master of Accounting with a systems emphasis from the University of Florida. He is a Florida licensed Certified Public Accountant.

Role of the Board and Board Structure

Our business and affairs are managed under the direction of our Board, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s primary responsibility is to seek to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, monitors the performance of the Company and management, and provides advice and counsel to management. In fulfilling the Board’s responsibilities, directors have full access to our management, internal and external auditors and outside advisors.

Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the management brings company-specific experience and expertise. The Board of Directors believes that a board of directors combined with independent board members and management is in the best interest of shareholders because it promotes strategy development and execution, and facilitates information flow between management and the Board of Directors, which are essential to effective governance. The Company’s Chief Executive Officer and Chairman, Mr. Schroering, resigned both positions on November 3, 2013, but remains a director. Mr. Baker assumed the position of Chairman upon Mr. Schroering’s resignation.

The Board of Directors does not have a lead independent director. The Board of Directors provides overall risk oversight for the Company as part of its normal, ongoing responsibilities. It receives reports from Mr. Norstrud and other members of senior management on a periodic basis on areas of risk facing the Company. In addition, Board of Directors committees oversee specific elements of risk or potential risk.

The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board of Directors approval. It also holds special meetings when an important matter requires Board of Directors action between scheduled meetings. The Board of Directors held twenty meetings during the last fiscal year. No director of the Company attended less than 75% of the total meetings of the Board of Directors and Committees on which such Board of Directors members served during this period.

Our directors are expected to attend the annual meeting. Any director who is unable to attend the annual meeting is expected to notify the Chairman of the Board in advance of the annual meeting. Each person who was then serving as a director attended the 2013 annual meeting of stockholders.

Board Risk Oversight

Management of the risks that we face in the conduct of our business is primarily the responsibility of our senior management team. However, our Board provides overall risk oversight with a focus on the most significant risks facing the Company. Our senior management team periodically reviews with our Board any significant risks facing the Company. Our Board has delegated responsibility for the oversight of specific risks to the committees of the Board as follows:

•	Audit Committee. The Audit Committee oversees the policies that govern the process by which our exposure to risk is assessed and managed by management. In that role, the Audit Committee discusses with our management major financial risk exposures and the steps that management has taken to monitor and control these exposures. The Audit Committee also is responsible for reviewing risks arising from related party transactions involving the Company and overseeing our code of ethics.

•	Compensation Committee. The Compensation Committee monitors the risks associated with our compensation philosophy and programs.

•	Nominating Committee. The Nominating Committee oversees risks related to our governance structure and processes.

Our board has assessed the risks that could arise from our employee compensation policies and does not believe that such policies are reasonably likely to have a materially adverse effect on the Company.

Committees of the Board and Committee Membership

Our Board has established three separately designated standing committees to assist our Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating Committee. Our Board may eliminate or create additional committees as it deems appropriate. The charters for our Board committees are in compliance with applicable SEC rules and the NYSE MKT Listed Company Manual. These charters are not available on our website, but were attached to the following documents filed with the SEC: Audit Committee Charter — proxy statement filed January 27, 2012; Compensation Committee Charter — proxy statement filed January 28, 2010; Nominating Committee Charter — proxy statement filed January 21, 2011. You may obtain a printed copy of any of these charters by sending a request to: General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, Illinois 60563, Attn.: Secretary.

Each committee of our Board is composed entirely of independent directors within all applicable standards (as further discussed below). Our Board’s general policy is to review and approve committee assignments annually. The Nominating Committee is responsible, after consultation with our Chairman of the Board and Chief Executive Officer and consideration of appropriate member qualifications, to recommend to our Board for approval all committee assignments, including designations of the chairs. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

The following table sets forth the current membership of each of our Board’s committees.

Name	Audit Committee	Compensation Committee	Nominating Committee
Jack Zwick	Chair	X	X
Thomas C. Williams	X	X	Chair
Dennis W. Baker	X	Chair	X

A brief summary of the committees’ responsibilities follows:

Nominating Committee

The functions of the Nominating Committee are to assist the Board in identifying, interviewing and recommending to the Board qualified candidates to fill positions on the board. The Nominating Committee met once during 2013.

The Company does not have a policy regarding the consideration of diversity, however defined, in identifying nominees for director. Instead, in evaluating candidates to serve on the Company’s Board, consideration is given to the level of experience, financial literacy and business acumen of the candidate. In addition, qualified candidates for director are those who, in the judgment of the Nominating Committee, have significant decision-making responsibility, with business, legal or academic experience. The Nominating Committee will consider recommendations for board candidates that are received from various sources, including directors and officers of the Company, other business associates and stockholders, and all candidates will be considered on an equal basis, regardless of source.

The Nominating Committee is presently composed of three non-employee directors: Thomas C. Williams (Chairman), Dennis W. Baker, and Jack Zwick.

Audit Committee

The Audit Committee is primarily concerned with the effectiveness of the Company’s accounting policies and practices, its financial reporting and its internal accounting controls. In addition, the Audit Committee reviews and approves the scope of the annual audit of the Company’s books, reviews the findings and recommendations of the independent registered public accounting firm at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met nineteen times during fiscal 2013.

The Audit Committee is presently composed of three non-employee directors: Jack Zwick (Chairman), Dennis W. Baker and Thomas C. Williams. The Board has determined that Mr. Zwick, Mr. Baker and Mr. Williams are all considered an “audit committee financial expert” as defined by rules of the SEC. The Board has determined that each audit committee financial expert meets the additional independence criteria required under the listing standards of the NYSE MKT and Rule 10A-3 of the Exchange Act.

Compensation Committee

The Compensation Committee has the sole responsibility for approving and evaluating the officer compensation plans, policies and programs. It may not delegate this authority. It meets as often as necessary to carry out its responsibilities. The Compensation Committee has the authority to retain compensation consultants, but has not done so. The Compensation Committee met seven times during fiscal 2013.

In the past, the Compensation Committee has met each September to consider the compensation of the Company’s executive officers, including the establishment of base salaries and performance targets for the succeeding year, and the consideration of stock option awards. Management provides the Compensation Committee with such information as may be requested by the Compensation Committee, which in the past has included historical compensation information of the executive officers, tally sheets, internal pay equity statistics, and market survey data. Under the guidelines of the NYSE MKT, the Chief Executive Officer may not be present during the Compensation Committee’s deliberations regarding his compensation. If requested by the committee, the Chief Executive Officer may provide recommendations regarding the compensation of the other officers.

The Compensation Committee also has the responsibility to make recommendations to the Board regarding the compensation of directors.

The Compensation Committee is presently composed of three non-employee directors: Dennis W. Baker (Chairman), Jack Zwick, and Thomas C. Williams.

Director Compensation

Under the Company’s standard compensation arrangements each non-employee director receives a monthly retainer of $2,000 with the exception of Mr. Baker who receives $2,500 per month. Directors do not receive any additional compensation for attendance at meetings of the Board or its committees. Employees of the Company do not receive any additional compensation for service on the Board.

The following table sets forth information concerning the compensation of all persons who served as a director of the Company at any time during fiscal 2013.

2013 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Dennis W. Baker	30,000	0	30,000
Herbert F. Imhoff, Jr.	8,000	0	8,000
Charles W. B. Wardell III	16,000	0	16,000
Thomas C. Williams	24,000	0	24,000
Michael Schroering(2)	12,000	6,000	18,000
Edward Hunter(2)	24,000	6,000	30,000

(1)	The aggregate number of outstanding option awards at the end of fiscal 2012 were as follows for each of the non-employee directors: Mr. Baker — 330,000; Mr. Imhoff, Jr. — 315,000; Mr. Wardell — 315,000; Mr. Williams — 315,000. Due to a change of control, subsequent to year end, all of such options were immediately vested and exercisable.
(2)	December 19, 2012, Michael Schroering and Edward Hunter were awarded 15,000 options at an exercise price of $0.40 per share and were immediately exercisable.

The compensation of our directors is subject to the approval of our Board, which is based, in part, on the review and recommendation of the Compensation Committee.

Corporate Code of Ethics

We have a Code of Ethics that applies to all directors and employees, including our senior management team. The Code of Ethics is designed to deter wrongdoing, to promote the honest and ethical conduct of all employees and to promote compliance with applicable governmental laws, rules and regulations. We intend to satisfy the disclosure requirements under applicable SEC rules relating to amendments to the Code of Ethics or waivers from any provision thereof applicable to our principal executive officer, our principal financial officer and principal accounting officer by posting such information on our website pursuant to SEC rules.

Our Code of Ethics was attached as an exhibit to our Form 10-K filed with the SEC on March 29, 2013. In addition, you may obtain a printed copy of the Code of Ethics, without charge, by sending a request to: General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, Illinois 60563, Attn.: Secretary.

Director Independence

Our Board is responsible to make independence determinations annually with the assistance of the Nominating Committee. Such independence determinations are made by reference to the independence standard under the definition of “independent director” under the NYSE MKT Listed Company Manual. Our Board has affirmatively determined that each person who served as a director during any part of 2013, except Mr. Schroering, satisfies the independence standards under the NYSE MKT Listed Company Manual.

In addition to the independence standards provided in the NYSE MKT Listed Company Manual, our Board has determined that each director who serves on our Audit Committee satisfies standards established by the SEC providing that, in order to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation or (2) be an affiliated person of the Company or any of its subsidiaries. The Board has also determined that each member of the Compensation Committee satisfies the newly-adopted NYSE MKT standards for independence of Compensation Committee members, which became effective on July 1, 2013.

Director Selection Process

As provided in its charter, the Nominating Committee is responsible to recommend to our Board all nominees for election to the Board, including nominees for re-election to the Board, in each case after consultation with the Chairman of the Board. The Nominating Committee considers, among other things, the level of experience, financial literacy and business acumen of the candidate. In addition, qualified candidates for director are those who, in the judgment of the Nominating Committee, have significant decision-making responsibility, with business, legal or academic experience, and other disciplines relevant to the Company’s businesses, the nominee’s ownership interest in the Company, and willingness and ability to devote adequate time to Board duties, all in the context of the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience, and viewpoints of Board members.

The Nominating Committee may identify potential nominees for election to our Board from a variety of sources, including recommendations from current directors and officers, recommendations from our stockholders or any other source the committee deems appropriate.

Our stockholders can nominate candidates for election as director by following the procedures set forth in our Bylaws, which are summarized below. We did not receive any director nominees from our stockholders for the annual meeting.

Our Bylaws provide that any stockholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting, provided that such stockholder has given actual written notice of his intent to make such nomination or nominations to the Secretary of the Company not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting. In accordance with the Company’s Bylaws, submissions must include: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the stockholders, each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or relating to the Company or its securities or to such candidate’s service as a director if elected; (d) such other information regarding such candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the candidate been nominated, or intended to be nominated, by the Board; and (e) the consent of each candidate to serve as a director of the Company. The submission must also include: (i) the number of shares beneficially owned by the stockholder; (ii) the name, address and contact information of the candidate being recommended; and (iii) a description of the qualifications and business experience of the candidate.

Any stockholder who wishes to nominate a potential director candidate must follow the specific requirements set forth in our Bylaws, a copy of which may be obtained by sending a request to: General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, Illinois 60563, Attn.: Secretary.

Stockholder Communication with the Board

Stockholders and parties interested in communicating with our Board, any Board committee, any individual director or any group of directors (such as our independent directors) should send written correspondence to: Board of Directors, General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, Illinois 60563, Attn.: Secretary. Please note that we will not forward communications that are spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Stockholder Proposals for Next Year’s Annual Meeting

As more specifically provided in our Bylaws, no business may be brought before an annual meeting of our stockholders unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of our Board or by a stockholder entitled to vote who has delivered proper notice to us not less than ninety days or more than one hundred twenty days prior to the date of the meeting. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to: General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, Illinois 60563, Attn.: Secretary.

The foregoing requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2015 annual meeting of stockholders. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2015 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in such proxy materials pursuant to such rule, stockholder proposals must be received by our Secretary not later than May 21,2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company contracted with Norco Accounting & Consulting Inc. (“Norco”) to provide accounting and consulting services. Norco charged approximately $63,000 for consulting services and approximately $13,000 in related expense during the quarter ended March 31, 2013. Norco is 50% owned by Mr. Norstrud, who joined the Company as its CFO on March 29, 2013 and was appointed CEO on March 7, 2014. The Company has not engaged Norco since hiring Mr. Norstrud.

Under its charter, the Audit Committee of our Board is responsible to review and approve or ratify any transaction between the Company and a related person that is required to be disclosed under the rules and regulations of the SEC. Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our voting securities as of August 31, 2013 by (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors as a group.

Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is care of General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, Illinois 60563.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
LEED HR, LLC and Michael Schroering(2) LEED HR, LLC 2650 East Point Parkway, Suite 280 Louisville, KY 40223	16,041,744	(2)	61.9%
Dennis W. Baker	432,800	(3)	1.6%
Thomas C. Williams	315,000	(4)	1.2%
Jack Zwick	135,000	(5)	*
Andrew J. Norstrud	50,000		*
Michael Schroering	15,000	(6)	*
Current directors and executive officers as a group (5 individuals)	16,989,544		64.0%

*	Represents less than 1%.
(1)	Based on 25,899,675 shares issued and outstanding as of August 31, 2014.
(2)	Based on the Schedule 13D/A filed on June 11, 2014; Schedule 13D filed on September 13, 2013 and the Schedule 13D/A filed on September 21, 2012, by each of LEED HR, LLC a Kentucky limited liability company, and Mr. Schroering, which disclosed that LEED HR, LLC owns directly 15,824,410 shares of common stock. Mr. Schroering owns directly 199,334 shares of common stock. Mr. Schroering is the sole manager of LEED HR, LLC. By virtue of this relationship, Mr. Schroering may be deemed to beneficially own, the 15,824,410 shares of common stock owned directly by LEED HR, LLC.
(3)	Represents (i) 102,800 shares of common stock owned, and (ii) 330,000 shares issuable upon the exercise of stock options that are currently exercisable.

(4)	Represents 315,000 shares issuable upon the exercise of stock options that are currently exercisable.
(5)	Represents (i) 50,000 shares of common stock owned, and (ii) 125,000 shares indirectly through Mr. Zwick’s investment in Aracle SPF, LLC I.
(6)	See footnote #2.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE MKT. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during 2013, our officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except as follows:

Jack Zwick was late in filing his initial Form 3 dated May 20, 2014, reflecting his direct ownership of 10,000 shares of the Company’s common stock and his indirect ownership of 125,000 shares of the Company’s common stock held through Aracle SPF I, LLC.

EXECUTIVE COMPENSATION

Non-Director Executive Officers

The Company employs the following executive officers as of June 30, 2014:

Name	Age	Position
Andrew J. Norstrud(1)	41	Chief Executive Officer
Francis J. Elenio(2)	48	Chief Financial Officer

(1)	Mr. Norstrud was appointed Chief Executive Officer in November 2013.
(2)	Mr. Elenio was hired in May 2014.

Andrew J. Norstrud — Chief Executive Officer

Mr. Norstrud joined General Employment Enterprises in March 2013. Prior to joining the Company, Mr. Norstrud was a consultant with Norco Accounting and Consulting from October 2011 until March 2013. From October 2005 to October 2011, Mr. Norstrud served as the Chief Financial Officer for Jagged Peak. Prior to his role at Jagged Peak, Mr. Norstrud was the Chief Financial Officer of Segmentz, Inc., and played an instrumental role in the company achieving its strategic goals by pursuing and attaining growth initiatives, building a financial team, completing and integrating strategic acquisitions and implementing the structure required of public companies. Previously, Mr. Norstrud worked for Grant Thornton LLP and PricewaterhouseCoopers LLP and has extensive experience with young, rapid growth public companies. Mr. Norstrud earned a BA in Business and Accounting from Western State College and a Master of Accounting with a systems emphasis from the University of Florida. He is a Florida licensed Certified Public Accountant.

Francis J. Elenio — Chief Financial Officer

Mr. Elenio joined General Employment Enterprises in May 2014. Prior to joining the Company, Mr. Elenio has held the position of Chief Financial Officer for SignalPoint Holding Corp., a privately-owned telecommunications company, Wilshire Enterprises, Inc., a real estate investment company, as well as GoAmerica, Inc. and RoomLinX, Inc., both publicly-traded entities. Mr. Elenio has also acted as Managing Director of Reeff Consulting, LLC, a financial and business advisory firm providing outsourced financial and consulting services for start-up to mid-sized companies. Mr. Elenio began his career with Ernst & Young LLP. Mr. Elenio holds an MBA in Finance from Seton Hall University and is a Certified Public Accountant. In addition, Mr. Elenio is an adjunct professor at Seton Hall University where he teaches Finance at the graduate and undergraduate level.

Compensation Policies and Procedures

Overview

Our executive officer compensation programs are administered by the Compensation Committee of our Board (referred to as the “Committee” in this section). The primary purposes of the Committee are, among other things: (i) to assist our Board in fulfilling its responsibilities relating to the compensation of the Chief Executive Officer and the other executive officers of the Company, (ii) to oversee the administration of the Company’s compensation plans, in particular its incentive compensation and equity-based plans, and (iii) to review and make recommendations to our Board concerning director compensation.

For the fiscal year ended September 30, 2012, our “named executive officers” or “NEOs” were: Mr. Salvatore J. Zizza (Chief Executive Officer and Chairman of the Board until December 26, 2012); Brad Imhoff (Chief Operating Officer and President of Professional Staffing Division until July 15, 2013); Andrew J. Norstrud (Chief Financial Officer until November 2013 and Chief Executive Officer since November 2014) and Michael J. Schroering (Chief Executive Officer until November 2014).

Philosophy and Objectives of Our Executive Compensation Program

Our philosophy on executive compensation is to align the interests of our executive management with the interests of our stockholders and to ensure that the total compensation paid to our executive officers is reasonable and competitive. The three key objectives of our executive compensation program are:

•	Align executive compensation with stockholder value. Within our overall compensation strategy, we utilize long-term equity-based compensation and annual cash incentives to align financial interests and objectives of our NEOs with those of our stockholders.

•	Attract, retain and motivate high-performing executive talent. We operate in a competitive employment environment and exceptional executive talent is essential to achieving our growth goals. The compensation offered to our NEOs is designed to attract and motivate the NEOs to maximize our performance and deliver on our long-term strategy.

•	Link pay to performance. Our compensation program is designed to provide a strong correlation between the performance of the NEOs and the compensation they receive. We accomplish this linkage by including compensation elements that reward our NEOs based on their overall performance.

Process for Determining Executive Compensation

The total compensation package for each of our NEOs reflects assessments of individual responsibilities, contributions to corporate performance and overall company success in reaching strategic goals.

Role of Compensation Committee

Pursuant to its charter, the Committee is responsible for administering the Company’s executive compensation program in a manner consistent with our compensation philosophy. The Committee is tasked with setting performance goals for NEOs and reviewing all other compensation and benefits for NEOs on an ongoing basis. The Committee acts independently, but works closely with our Board and the senior leadership team in making many of its decisions.

During 2013, the Committee was comprised entirely of non-employee directors, none of whom has at any time been an officer or employee of the Company. Further, our Board has determined that each member of the Committee is: (i) “independent” as defined under the newly-adopted NYSE MKT standards for independence of Compensation Committee members under the NYSE MKT Listed Company Manual, which became effective on July 1, 2013, (ii) a non-employee director for purposes of Rule 16b-3 of the Exchange Act, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Role of Management

Executive management and the Committee work together to establish, review and evaluate compensation packages and policies. Executive management provides input into the design of our pay program. However, the Committee carefully and independently reviews the recommendations of management, without members of management present, before making its final determination. We believe such a process ensures that our executive compensation program effectively aligns with our compensation philosophy.

Other Compensation-Related Items

Employment Agreements

We generally enter into an employment agreement with each of our NEOs at, or shortly after, the time of engagement. We believe that it is in the best interests of the Company to enter into multi-year employment agreements with our executive officers, because the agreements provide an incentive for long-term retention, while still allowing the Committee to exercise discretion in designing incentive compensation programs. The material compensation-related terms of these agreements are discussed in the tables that follow and the narratives related thereto.

Equity Ownership Requirements

We believe that maintaining equity ownership in the Company will help align our NEOs’ interests with the interests of our stockholders. Accordingly, we have structured the equity grants to our NEOs to promote ownership in the Company by adopting a multi-year vesting schedule. The Company does not presently have a stock ownership policy that is applicable to our NEOs, but the Committee may adopt such a policy in the future.

Conclusion

The Committee believes that our compensation programs appropriately reward executive performance and align the interests of our NEOs and key employees with the long-term interests of our stockholders, while also enabling the Company to attract and retain talented executives. The Committee will continue to evolve and administer our compensation program in a manner that the Committee believes will be in the best interests of our stockholders.

Compensation Tables

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to all individuals serving as the Company’s principal executive officer, its two most highly compensated executive officers other than the principal executive officer, and up to two additional individuals who were serving as executive officers at the end of the last completed fiscal year, for each of the last two completed fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Salvatore J. Zizza former Chief Executive Officer and Chairman of the Board(2)	2013 2012	— 120,000		— —	— 76,500	(1)	— —	— —	— —	— 196,500

Brad Imhoff(3) Former Chief Operating Officer and President, Professional Staffing Division	2013 2012	190,000 180,000		— —	— —		— —	— —	— 2,500	190,000 182,500

Andrew Norstrud(4) Chief Financial Officer and Treasurer	2013	126,000		—	—		—	—	63,000	189,000

Michael Schroering(5) Former Chief Executive Officer and Chairman	2013	40,000		—	—		—	—	—	40,000

(1)	Includes an option to purchase 300,000 shares of common stock at a price of $0.41 per share, granted on February 22, 2012. Due to a change of control, subsequent to year end, all of such options were immediately vested and exercisable. In connection with Mr. Zizza’s retirement, the Board of Directors agreed to extend the period during which Mr. Zizza can exercise his stock options that are vested from one year to eighteen months from the date of his retirement on December 26, 2012.
(2)	As of December 26, 2012, Mr. Zizza retired from all positions with the Company.
(3)	On August 31, 2011, Brad Imhoff was appointed Chief Operating Officer and President of the Professional Staffing Division. Brad Imhoff’s employment with the Company ceased on July 15, 2013.
(4)	Mr. Norstrud became the Company’s Chief Financial Officer and Treasurer on March 28, 2013. Mr. Norstrud was a consultant during the year and charged the Company approximately $63,000 for those services through his consulting business, Norco Accounting & Consulting. Since March of 2014, Mr. Norstrud has served as the Chief Executive Officer.
(5)	Mr. Schroering served as the Company’s Chief Executive Officer and Chairman from November 24, 2012, until November 3, 2013. Mr. Schroering remains a director.

Employment, Consulting, and Change in Control Agreements

Salvatore J. Zizza: On September 7, 2011, the Company and Salvatore J. Zizza, the Company’s Chairman and Chief Executive Officer, entered into an employment agreement (the “Zizza Employment Agreement”) and a change of control agreement (the “Zizza Change of Control Agreement”), each dated as of September 1, 2011.

The Zizza Employment Agreement provides for a two-year term ending on September 1, 2013, unless Mr. Zizza’s employment is earlier terminated by either party in accordance with the provisions thereof. Mr. Zizza is to receive a base salary at the rate of $120,000 per year, subject to increase in the discretion of the Board of Directors of the Company. Mr. Zizza will also receive a life insurance policy with coverage equal to two times his base salary and a disability income insurance policy with coverage equal to 50% of his base salary. Mr. Zizza will be entitled to receive equity compensation on the same terms and conditions as other executives and members of the Board of Directors of the Company. In the event that Mr. Zizza’s employment is terminated (other than as a result of Mr. Zizza’s death or disability) either (i) by the Company for a reason other than Cause or (ii) by Mr. Zizza for Good Reason (each as defined in the Zizza Employment Agreement), Mr. Zizza will continue to receive his base salary and other benefits provided under the Zizza Employment Agreement for the remainder of the term of the Zizza Employment Agreement.

The term of the Zizza Change of Control Agreement commenced on September 1, 2011 and will terminate on the earlier of (i) two years following the date of execution; (ii) termination of Mr. Zizza’s employment; or (iii) the execution of a written agreement between the Company and Mr. Zizza terminating the Zizza Change of Control Agreement. Under the Zizza Change of Control Agreement, in the event that the Company terminates Mr. Zizza’s employment without Cause or Mr. Zizza resigns with Good Reason after a Change of Control (each as defined in the Zizza Change of Control Agreement), Mr. Zizza will receive, subject to his execution of a separation agreement and release of claims in a form reasonably satisfactory to the Company, (i) a lump sum payment equal to all unpaid compensation remaining from the day of separation to the end of the term of the Zizza Employment Agreement; (ii) continuation of health insurance benefits for six months following his separation from service; (iii) reimbursement for the premiums associated with COBRA for 18 months following the six-month continuation of health insurance period; and (iv) the same percentage of Company-paid group-term life insurance benefits as were provided to Mr. Zizza and his family under plans of the Company as of the Change of Control for a total of twenty-four months following the year in which Mr. Zizza separates from service.

On December 26, 2012, Mr. Zizza informed the Board of Directors that he was retiring from all positions with the Company, effective immediately. Under the terms of the Zizza Employment Agreement, Mr. Zizza continued to receive his base salary of $10,000 per month through August 31, 2013. Additionally, the Board of Directors agreed to extend the period during which Mr. Zizza can exercise his stock options that are vested and outstanding as of December 26, 2012 from one year to eighteen months from the date of his retirement. As of December 26, 2012, Mr. Zizza had options to purchase 300,000 shares of the Company’s common stock vested and outstanding.

Brad A. Imhoff: In connection with Brad A. Imhoff’s appointment as Chief Operating Officer of the Company, the Company entered into an employment agreement (the “Imhoff Employment Agreement”) and a change of control agreement (the “Imhoff Change of Control Agreement”) with Brad A. Imhoff, each dated as of August 31, 2011. The Imhoff Employment Agreement provides for a three-year term ending on September 1, 2014, unless Mr. Imhoff’s employment is earlier terminated in accordance with the provisions thereof. Brad A. Imhoff is to receive a base salary at the rate of $180,000 per year for the term of the Imhoff Employment Agreement. Brad A. Imhoff is also entitled to receive an annual bonus equal to 10% of the increase in profits earned by the Company’s Professional Staffing Division over the prior fiscal year minus an agreed upon corporate allocation and not including any profits of acquired entities or assets until the applicable earnout periods related thereto have expired. The fiscal year ending September 30, 2011 will be used as the first baseline to determine the profitability bonus and will be used in subsequent years to determine the profitability bonus to the extent that profits in subsequent years are less than profits for the fiscal year ending September 30, 2011. Upon the expiration of the term of the Imhoff Employment Agreement or termination of Brad A. Imhoff’s employment by the Company with cause under the circumstances set forth in the Imhoff Employment Agreement, the Company’s obligations are limited generally to paying Brad A. Imhoff his base salary through the termination date.

The term of the Imhoff Change of Control Agreement commenced on August 31, 2011 and will terminate on the earlier of (i) three years following the date of execution; (ii) termination of Brad A. Imhoff’s employment; or (iii) the execution of a written agreement between the Company and Brad A. Imhoff terminating the Imhoff Change of Control Agreement. Under the Imhoff Change of Control Agreement, in the event that the Company terminates Brad A. Imhoff’s employment without Cause or he resigns with Good Reason after a Change of Control (each as defined in the Imhoff Change of Control Agreement), Brad A. Imhoff will receive, subject to his execution of a separation agreement and release of claims in a form reasonably satisfactory to the Company, (i) a lump sum payment equal to all unpaid compensation remaining from the day of separation to the end of the term of the Imhoff Employment Agreement; (ii) continuation of health insurance benefits for six months following his separation from service; (iii) reimbursement for the premiums associated with COBRA for 18 months following the six-month continuation of health insurance period; and (iv) the same percentage of Company-paid group-term life insurance benefits as were provided to Brad A. Imhoff and his family under plans of the Company as of the Change of Control for a total of twenty-four months following the year in which he separates from service.

On June 26, 2013, the Company entered into an Amended and Restated Employment Agreement with Brad A. Imhoff (the “Amended Agreement”). The Amended Agreement provided that Brad A. Imhoff would serve as the President of the Professional Staffing Division of the Company until July 15, 2013, at which point Brad A. Imhoff’s employment with the Company ceased. Under the Amended Agreement the Company paid Brad A. Imhoff an annualized based salary of $180,000 per year, and, in the event the Amended Agreement expired at the end of its term, a one-time payment of $12,500 and continued base salary through October 15, 2013. The Amended Agreement expressly cancelled and voided the Imhoff Change of Control Agreement.

Andrew Norstrud: On August 13, 2013, the Company entered into an employment agreement with Andrew J. Norstrud (the “Norstrud Employment Agreement”). The Norstrud Employment Agreement provides for a three-year term ending on March 29, 2016, unless employment is earlier terminated in accordance with the provisions thereof. Mr. Norstrud is to receive a starting base salary at the rate of $200,000 per year which is subject to adjustment by the Compensation Committee. Mr. Norstrud is to receive options to purchase 200,000 shares of the Company’s common stock in connection with his execution of the Norstrud Employment Agreement, and is also entitled to receive an annual bonus based on criteria to be agreed to by Mr. Norstrud and the Compensation Committee. The option has not been granted by the Compensation Committee at September 30, 2013. The Norstrud Employment Agreement contains standard termination, change of control, non-compete and confidentiality provisions.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes equity awards granted to NEOs and Directors that were outstanding as of September 30, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: # Exercisable	Number of Securities Underlying Unexercised Options: # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned and Unexercisable Options:	Option Exercise Price $	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $
Salvatore J. Zizza(1) former Chairman of the Board of Directors, Chief Executive Officer	300,000	—	—	0.41	6/25/14	—	—	—	—

Herbert F. Imhoff, Jr.(1)(2) Former President	300,000 15,000	— —	— —	0.41 0.73	1/30/14 1/30/14	— —	— —	— —	— —

Andrew Norstrud, Chief Financial Officer and Treasurer	—	—	—	—	—	—	—	—	—

Michael Schroering, Former Chief Executive Officer and Chairman	15,000	—	—	0.48	12/19/22	—	—	—	—

(1)	The options vest at the rate of 3,000 every year beginning on September 30, 2012. Due to a change of control, subsequent to year end, all of such options were immediately vested and exercisable.
(2)	Includes an option to purchase 300,000 shares of common stock at a price of $0.41 per share, granted on February 22, 2012. Due to a change of control, subsequent to year end, all of such options were immediately vested and exercisable.

Retirement Benefits

The Company does not maintain a tax-qualified defined benefit retirement plan for any of its executive officers or employees. The Company has a 401(k) retirement plan in which all full-time employees may participate after one year of service.

Potential Payments upon Termination of Employment or Change in Control

The Company does not presently have any agreements that require us to provide compensation to the NEOs in the event of certain terminations of their employment or if the Company experiences a change in control.

AUDIT-RELATED MATTERS

General

In fulfilling its oversight role, our Audit Committee met and held discussions, both together and separately, with the Company’s management and Friedman. Management advised the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and Friedman, both together and separately, in advance of the public release of operating results and filing of annual or quarterly reports with the SEC. The Audit Committee discussed with Friedman matters deemed significant by Friedman, including those matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, and reviewed a letter from Friedman disclosing such matters.

Friedman also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the outside auditors’ communications with the Audit Committee concerning independence, and we discussed with Friedman matters relating to their independence.

Based on our review with management and Friedman of the Company’s audited consolidated financial statements and Friedman’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013.

Principal Accountant Fees

The following table presents fees billed by Friedman, LLP for the following professional services rendered for the Company for the fiscal years ended September 30, 2013 and 2012:

	Fiscal	Fiscal
Audit fees	$145,000	$350,000
Audit-related fees	18,500	18,000

“Audit fees” relate to services for the audit of the Company’s consolidated financial statements for the fiscal year and for reviews of the interim consolidated financial statements included in the Company’s quarterly reports filed with the SEC.

“Audit-related fees” relate to services that are reasonably related to the audit of the Company’s consolidated financial statements and are not included in “audit fees.” These services include audits of the Company’s 401(k) retirement plan and consultations on certain accounting matters.

Policy Regarding Pre-Approval of Services Provided by the Outside Auditors

The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit services provided by our outside auditors and, subject to the de minimis exception under applicable SEC rules, all permissible non-audit services provided by our outside auditors. The Audit Committee reviews the fees billed for all services provided on a quarterly basis, and it pre-approves additional services if necessary. As required by Section 10A of the Exchange Act, the Audit Committee pre-approved all audit and non-audit services provided by our outside auditors during fiscal 2012 and 2013, and the fees paid for such services.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of the Nominating Committee of the Board, our Board has nominated for re-election at the annual meeting each of Mr. Schroering, Mr. Zwick, Mr. Williams, Mr. Baker and Mr. Norstrud, each to stand for re-election for a new term expiring at the 2015 annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently serving as a member of our Board.

In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies voting for their election will be voted for any nominee who shall be designated by the Board to fill the vacancy. As of the date of this proxy statement, we are not aware that either nominee is unable or will decline to serve as a director if elected.

Required Vote

The affirmative vote of shares of our common stock representing a plurality of the votes cast is required to elect Mr. Schroering, Mr. Zwick, Mr. Williams, Mr. Baker and Mr. Norstrud as directors of the Company.

Recommendation

Our Board unanimously recommends a vote “FOR” the election of each of Mr. Schroering, Mr. Zwick, Mr. Williams, Mr. Baker and Mr. Norstrud to our Board.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

The Audit Committee of our Board has appointed Friedman LLP to serve as our independent registered public accounting firm for the year ending September 30, 2014. Friedman has served in this capacity since November 29, 2012.

We are asking our stockholders to ratify the appointment of Friedman as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, our Board is submitting the appointment of Friedman to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Friedman, the Audit Committee will consider whether it is appropriate and advisable to appoint another independent registered public accounting firm. Even if our stockholders ratify the appointment of Friedman, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Friedman are expected to be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Required Vote

The affirmative vote of shares of our common stock representing a majority of votes cast thereon at the annual meeting or any adjournment or postponement thereof is required to approve Proposal 2.

Recommendation

Our Board unanimously recommends a vote “FOR” the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the year ending September 30, 2014.

OTHER MATTERS

We do not expect that any matter other than the foregoing proposals will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons appointed as proxies will vote as recommended by our Board or, if no recommendation is given, in accordance with their judgment.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT

If you would like to receive a copy of our Annual Report on Form 10-K for the year ended September 30, 2013, our Quarterly Report on Form 10-Q of the quarter ended June 30, 2014, or this proxy statement, please contact us at: General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, Illinois 60563, attn.: Chief Financial Officer or by telephone at (630) 954-0400, and we will send a copy to you without charge.

A Note about Our Website

Although we include references to our website (www.generalemployment.com) throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement. Our website address is included as an inactive textual reference only.

We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investors Relations section of our website. Accordingly, investors should monitor such section of our website, in addition to following our press releases, SEC filings and public conference calls.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	PROXY

GENERAL EMPLOYMENT ENTERPRISES, INC.

PROXY FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

OF GENERAL EMPLOYMENT ENTERPRISES, INC.

184 Shuman Blvd., Suite 420, Naperville, IL 60563

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints ANDREW NORSTRUD, as proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on September 30, 2014, and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE, AND A VOTE FOR PROPOSAL 2.

Continued, and to be marked, dated and signed on the reverse side.

Please mail this proxy in the enclosed envelope as promptly as possible.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS OF GENERAL EMPLOYMENT ENTERPRISES, INC. 184 Shuman Blvd., Suite 420, Naperville, IL 60563	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED BELOW, AND A VOTE FOR PROPOSAL 2.

1.	ELECTION OF DIRECTORS, NOMINEES: Dennis W. Baker, Thomas C. Williams, Jack Zwick, Michael Schroering, Andrew J. Norstrud For, except vote withheld from the following nominee(s):	FOR ☐	WITHHOLD ☐	2.	To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for 2014	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, in the transaction of such other business as may properly come before the meeting.
You are encouraged to specify your choice by marking the appropriate box with an “X” but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2014.

Note: The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.